Exhibit 99.1

HubSpot Reports Q4 and Full Year 2023 Results

CAMBRIDGE, MA (February 14, 2024) — HubSpot, Inc. (NYSE: HUBS), the customer platform for scaling companies, today announced financial results for the fourth quarter and full year ended December 31, 2023.

Financial Highlights:

Revenue

Fourth Quarter 2023:

●
Total revenue was $581.9 million, up 24% compared to Q4'22.
o
Subscription revenue was $570.2 million, up 24% compared to Q4'22.
o
Professional services and other revenue was $11.7 million, up 2% compared to Q4'22.

Full Year 2023:

●
Total revenue was $2.17 billion, up 25% compared to 2022.
o
Subscription revenue was $2.12 billion, up 26% compared to 2022.
o
Professional services and other revenue was $46.8 million, down 16% compared to 2022.

Operating Income (Loss)

Fourth Quarter 2023:

●
GAAP operating margin was (4.2%), compared to (2.9%) in Q4'22.
●
Non-GAAP operating margin was 16.9%, compared to 13.6% in Q4'22.
●
GAAP operating loss was ($24.3) million, compared to ($13.5) million in Q4'22.
●
Non-GAAP operating income was $98.1 million, compared to $64.0 million in Q4'22.

Full Year 2023:

●
GAAP operating margin was (9.6%), compared to (6.3%) in 2022.
●
Non-GAAP operating margin was 15.2%, compared to 9.8% in 2022.
●
GAAP operating loss was ($208.1) million, compared to ($109.1) million in 2022.
●
Non-GAAP operating income was $330.3 million, compared to $169.1 million in 2022.

Net Income (Loss)

Fourth Quarter 2023:

●
GAAP net loss was ($13.6) million, or ($0.27) per basic and diluted share, compared to ($15.6) million, or ($0.32) per basic and diluted share in Q4'22.
●
Non-GAAP net income was $92.4 million, or $1.83 per basic and $1.76 per diluted share, compared to $56.8 million, or $1.17 per basic and $1.11 per diluted share in Q4'22.
●
Weighted average basic and diluted shares outstanding for GAAP net loss per share was 50.3 million, compared to 48.8 million basic and diluted shares in Q4'22.
●
Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 50.3 million and 52.6 million respectively, compared to 48.8 million and 51.1 million, respectively in Q4'22.

Full Year 2023:

●
GAAP net loss was ($176.3) million, or ($3.53) per basic and diluted share, compared to ($112.7) million, or ($2.35) per basic and diluted share in 2022.

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●
Non-GAAP net income was $307.4 million, or $6.16 per basic and $5.89 per diluted share, compared to $141.8 million, or $2.95 per basic and $2.78 per diluted share in 2022.
●
Weighted average basic and diluted shares outstanding for GAAP net loss per share was 49.9 million, compared to 48.1 million basic and diluted shares in 2022.
●
Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 49.9 million and 52.2 million respectively, compared to 48.1 million and 51.1 million, respectively in 2022.

Balance Sheet and Cash Flow

•
The company’s cash, cash equivalents, and short-term and long-term investments balance was $1.7 billion as of December 31, 2023.
●
During the fourth quarter, the company generated $104.3 million of cash from operating cash flow, compared to $90.0 million during Q4'22.
●
During the fourth quarter, the company generated $108.7 million of cash from non-GAAP operating cash flow and $83.0 million of non-GAAP free cash flow, compared to $90.0 million of cash from non-GAAP operating cash flow and $70.9 million of non-GAAP free cash flow during Q4'22.
●
During 2023, the company generated $351.0 million of cash from operating cash flow, compared to $273.2 million during 2022.
●
During 2023, the company generated $392.5 million of cash from non-GAAP operating cash flow and $292.5 million of non-GAAP free cash flow, compared to $273.2 million of cash from non-GAAP operating cash flow and $191.4 million of non-GAAP free cash flow during 2022.

Additional Recent Business Highlights

●
Grew Customers to 205,091 at December 31, 2023, up 23% from December 31, 2022.
●
Average Subscription Revenue Per Customer was $11,365 during the fourth quarter of 2023, up 1% compared to the fourth quarter of 2022.

“We saw a strong finish to a good year despite the challenging macro environment,” said Yamini Rangan, Chief Executive Officer at HubSpot. “Our customers have high confidence in our ability to help them grow in any environment and we are becoming the clear platform of choice for scaling companies. 2023 was a banner year for product innovation with over 800 enhancements across our platform. At the same time, we drove go-to-market execution across digital, sales, and partner channels while staying focused on our bi-modal strategy. As we look to 2024, we are doubling down on making HubSpot even easier to buy with a new seats-based pricing model. We have clear momentum in a large market, our pricing evolution will allow us to acquire and serve more customers, and the pace of product innovation will help us achieve our goal of becoming the #1 AI powered customer platform for scaling companies.”

Business Outlook
Based on information available as of February 14, 2024, HubSpot is issuing guidance for the first quarter of 2024 and full year 2024 as indicated below.

First Quarter 2024:

•
Total revenue is expected to be in the range of $596.0 million to $598.0 million.
o
Foreign exchange rates are expected to have a neutral impact on first quarter 2024 revenue growth(1).
•
Non-GAAP operating income is expected to be in the range of $83.0 million to $84.0 million.
•
Non-GAAP net income per common share is expected to be in the range of $1.48 to $1.50. This assumes approximately 53.1 million weighted average diluted shares outstanding.

Full Year 2024:

•
Total revenue is expected to be in the range of $2.55 billion to $2.56 billion.
o
Foreign exchange rates are expected to have a neutral impact on full year 2024 revenue growth(1).
•
Non-GAAP operating income is expected to be in the range of $408.0 million to $412.0 million.

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•
Non-GAAP net income per common share is expected to be in the range of $6.86 to $6.94. This assumes approximately 53.6 million weighted average diluted shares outstanding.

(1) Foreign exchange rates impact on revenue is calculated by comparing current period rates with prior period average rates.

Use of Non-GAAP Financial Measures

In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website ir.hubspot.com.

Conference Call Information

HubSpot will host a conference call on Thursday, February 14, 2024 at 4:30 p.m. Eastern Time (ET) to discuss the company’s fourth quarter and full year 2023 financial results and its business outlook. To register for this conference call, please use this dial in registration link or visit HubSpot's Investor Relations website at ir.hubspot.com. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. Participants who wish to register for the conference call webcast please use this link.

Following the conference call, a replay will be available at (866) 813-9403 (domestic) or +44 204-525-0658 (international). The replay passcode is 729837. An archived webcast of this conference call will also be available on HubSpot's Investor Relations website at ir.hubspot.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot
HubSpot is the customer platform that helps businesses connect and grow better. HubSpot delivers seamless connection for customer-facing teams with a unified platform that includes AI-powered engagement hubs, a Smart CRM, and a connected ecosystem with over 1,500 App Marketplace integrations, a community network, and educational content. Learn more at www.hubspot.com.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, foreign currency movement, and business outlook, including our financial guidance for the first fiscal quarter of and full year 2024 and our long-term financial framework; statements regarding our positioning for future growth and market leadership; statements regarding the economic environment; and statements regarding expected market trends, future priorities and related investments, and market opportunities. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with our history of losses; our ability to retain existing customers and add new customers; the continued growth of the market for a customer platform; our

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ability to develop new products and technologies and differentiate our platform from competing products and technologies, including artificial intelligence and machine learning technologies; our ability to manage our growth effectively over the long-term to maintain our high level of service; our ability to maintain and expand relationships with our solutions partners; the price volatility of our common stock; the impact of geopolitical conflicts, inflation, foreign currency movement, and macroeconomic instability on our business, the broader economy, our workforce and operations, the markets in which we and our partners and customers operate, and our ability to forecast our future financial performance; regulatory and legislative developments on the use of artificial intelligence and machine learning; and other risks set forth under the caption “Risk Factors” in our SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$387,987	$331,022
Short-term investments	1,000,245	1,081,662
Accounts receivable	295,303	226,849
Deferred commission expense	99,326	70,992
Prepaid expenses and other current assets	88,679	44,074
Total current assets	1,871,540	1,754,599
Long-term investments	325,703	112,791
Property and equipment, net	103,331	105,227
Capitalized software development costs, net	106,229	63,790
Right-of-use assets	251,071	319,304
Deferred commission expense, net of current portion	122,194	66,559
Other assets	75,247	58,795
Intangible assets, net	42,316	17,446
Goodwill	173,761	46,227
Total assets	$3,071,392	$2,544,738
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,106	$20,883
Accrued compensation costs	53,462	10,224
Accrued commissions	78,169	52,622
Accrued expenses and other current liabilities	108,265	102,122
Operating lease liabilities	35,095	35,928
Deferred revenue	672,150	539,874
Total current liabilities	956,247	761,653
Operating lease liabilities, net of current portion	296,561	316,184
Deferred revenue, net of current portion	5,810	5,904
Other long-term liabilities	36,459	14,546
Convertible senior notes, net of current portion	456,206	454,227
Total liabilities	1,751,283	1,552,514
Stockholders’ equity:
Common stock	50	49
Additional paid-in capital	2,136,908	1,647,446
Accumulated other comprehensive income (loss)	1,827	(12,890)
Accumulated deficit	(818,676)	(642,381)
Total stockholders’ equity	1,320,109	992,224
Total liabilities and stockholders’ equity	$3,071,392	$2,544,738

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Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Revenues:
Subscription	$570,225	$458,152	$2,123,479	$1,690,538
Professional services and other	11,689	11,506	46,751	40,431
Total revenue	581,914	469,658	2,170,230	1,730,969
Cost of revenues:
Subscription	74,858	66,051	290,802	257,513
Professional services and other	13,777	14,214	54,687	56,746
Total cost of revenues	88,635	80,265	345,489	314,259
Gross profit	493,279	389,393	1,824,741	1,416,710
Operating expenses:
Research and development	163,234	116,334	617,745	442,022
Sales and marketing	281,136	235,132	1,068,560	886,069
General and administrative	69,708	51,413	249,649	197,720
Restructuring	3,547	—	96,843	—
Total operating expenses	517,625	402,879	2,032,797	1,525,811
Loss from operations	(24,346)	(13,486)	(208,056)	(109,101)
Other expense:
Interest income	18,633	7,777	58,828	15,000
Interest expense	(984)	(941)	(3,801)	(3,762)
Other expense	(2,551)	(6,244)	(4,673)	(6,829)
Total other income	15,098	592	50,354	4,409
Loss before income tax expense	(9,248)	(12,894)	(157,702)	(104,692)
Income tax expense	(4,360)	(2,744)	(18,593)	(8,057)
Net loss	$(13,608)	$(15,638)	$(176,295)	$(112,749)
Net loss per share, basic and diluted	$(0.27)	$(0.32)	$(3.53)	$(2.35)
Weighted average common shares used in computing basic and diluted net loss per share:	50,347	48,787	49,877	48,065

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Consolidated Statements of Cash Flows

(in thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Operating Activities:
Net loss	$(13,608)	$(15,638)	$(176,295)	$(112,749)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities
Depreciation and amortization	19,165	15,525	72,673	58,150
Stock-based compensation	113,726	76,768	432,271	275,849
Restructuring charges	2,325	—	67,263	—
Gain on strategic investments	—	—	—	(4,201)
Impairment of strategic investments	1,704	5,863	1,704	5,863
Provision for (benefit from) deferred income taxes	265	(1,533)	5,208	(2,122)
Amortization of debt discount and issuance costs	509	504	1,986	2,013
Accretion of bond discount	(12,694)	(5,851)	(42,907)	(9,118)
Unrealized currency translation	1,039	530	(341)	1,010
Changes in assets and liabilities
Accounts receivable	(70,791)	(53,850)	(57,618)	(73,985)
Prepaid expenses and other assets	(11,025)	2,878	(47,048)	(5,987)
Deferred commission expense	(26,843)	(15,373)	(81,178)	(37,583)
Right-of-use assets	5,929	9,909	29,173	29,531
Accounts payable	(8,866)	7,617	(14,031)	18,277
Accrued expenses and other liabilities	42,207	15,920	87,074	32,375
Operating lease liabilities	(7,956)	(6,529)	(36,889)	(21,118)
Deferred revenue	69,227	53,226	109,926	116,969
Net cash and cash equivalents provided by operating activities	104,313	89,966	350,971	273,174
Investing Activities:
Purchases of investments	(443,221)	(248,951)	(1,580,504)	(1,507,870)
Maturities of investments	347,750	167,200	1,502,534	1,184,506
Sale of investments	—	—	—	124,998
Purchases of property and equipment	(8,687)	(6,042)	(33,718)	(37,426)
Purchases of strategic investments	(3,138)	(6,499)	(12,388)	(26,371)
Purchases of intangible assets	(164)	—	(164)	(10,000)
Acquisition of a business, net of cash acquired	(142,129)	—	(142,129)	—
Payments for equity method investments	225	(1,250)	(2,025)	(3,150)
Capitalization of software development costs	(17,084)	(12,995)	(66,372)	(44,345)
Net cash and cash equivalents used in investing activities	(266,448)	(108,537)	(334,766)	(319,658)
Financing Activities:
Proceeds from settlement of Convertible Note Hedges related to the 2022 Convertible Notes	—	—	—	60,483
Payments for settlement of Warrants related to the 2022 Convertible Notes	—	(34)	—	(34)
Payment for settlement of 2022 Convertible Notes	—	—	—	(79,807)
Repayment of 2025 Convertible Notes attributable to the principal	(13)	—	(13)	(1,619)
Employee taxes paid related to the net share settlement of stock-based awards	(3,143)	(1,572)	(10,714)	(11,526)
Proceeds related to the issuance of common stock under stock plans	9,804	10,213	47,738	39,931
Net cash and cash equivalents provided by financing activities	6,648	8,607	37,011	7,428
Effect of exchange rate changes on cash, cash equivalents and restricted cash	8,829	9,451	4,649	(6,811)
Net (decrease) increase in cash, cash equivalents and restricted cash	(146,658)	(513)	57,865	(45,867)
Cash, cash equivalents and restricted cash, beginning of period	538,698	334,688	334,175	380,042
Cash, cash equivalents and restricted cash, end of period	$392,040	$334,175	$392,040	$334,175

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Reconciliation of non-GAAP operating income and operating margin

(in thousands, except percentages)

	Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
GAAP operating loss	$(24,346)	$(13,486)	$(208,056)	$(109,101)
Stock-based compensation	113,726	76,768	432,271	275,849
Amortization of acquired intangible assets	1,304	729	5,311	2,629
Acquisition/disposition related expense (income)	3,906	—	3,906	(305)
Restructuring charges	3,547	—	96,843	—
Non-GAAP operating income	$98,137	$64,011	$330,275	$169,072

GAAP operating margin	(4.2%)	(2.9%)	(9.6%)	(6.3%)
Non-GAAP operating margin	16.9%	13.6%	15.2%	9.8%

Reconciliation of non-GAAP net income

(in thousands, except per share amounts)

	Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
GAAP net loss	$(13,608)	(15,638)	$(176,295)	$(112,749)
Stock-based compensation	113,726	76,768	432,271	275,849
Amortization of acquired intangibles assets	1,304	729	5,311	2,629
Acquisition/disposition related expense (income)	3,906	—	3,906	(305)
Restructuring charges	3,547	—	96,843	—
Non-cash interest expense for amortization of debt issuance costs	509	504	1,986	2,013
Impairment of strategic investments	1,704	5,863	1,704	1,662
Loss (gain) on equity method investment	19	87	(77)	125
Income tax effects of non-GAAP items	(18,733)	(11,467)	(58,255)	(27,399)
Non-GAAP net income	$92,374	56,846	$307,394	$141,825

Non-GAAP net income per share:
Basic	$1.83	$1.17	$6.16	$2.95
Diluted	$1.76	$1.11	$5.89	$2.78
Shares used in non-GAAP per share calculations
Basic	50,347	48,787	49,877	48,065
Diluted	52,621	51,094	52,188	51,099

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Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	Three Months Ended December 31,
	2023					2022
	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$74,858	$13,777	$163,234	$281,136	$69,708	$66,051	$14,214	$116,334	$235,132	$51,413
Stock -based compensation	(3,542)	(1,210)	(37,129)	(52,108)	(19,737)	(2,560)	(1,113)	(30,248)	(30,557)	(12,290)
Amortization of acquired intangible assets	(911)	—	—	(358)	(35)	(283)	—	—	(446)	—
Acquisition/disposition related expense	—	—	(255)	—	(3,651)	—	—	—	—	—
Non-GAAP expense	$70,405	$12,567	$125,850	$228,670	$46,285	$63,208	$13,101	$86,086	$204,129	$39,123

GAAP expense as a percentage of revenue	12.9%	2.4%	28.1%	48.3%	12.0%	14.1%	3.0%	24.8%	50.1%	10.9%
Non-GAAP expense as a percentage of revenue	12.1%	2.2%	21.6%	39.3%	8.0%	13.5%	2.8%	18.3%	43.5%	8.3%

	For the Year Ended December 31,
	2023					2022
	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$290,802	$54,687	$617,745	$1,068,560	$249,649	$257,513	$56,746	$442,022	$886,069	$197,720
Stock -based compensation	(12,652)	(4,958)	(198,953)	(140,362)	(75,346)	(9,076)	(4,393)	(107,517)	(107,640)	(47,223)
Amortization of acquired intangible assets	(2,123)	—	—	(3,153)	(35)	(1,203)	—	—	(1,426)	—
Acquisition/disposition related expense	—	—	(255)	—	(3,651)	—	—	300	—	5
Non-GAAP expense	$276,027	$49,729	$418,537	$925,045	$170,617	$247,234	$52,353	$334,805	$777,003	$150,502

GAAP expense as a percentage of revenue	13.4%	2.5%	28.5%	49.2%	11.5%	14.9%	3.3%	25.5%	51.2%	11.4%
Non-GAAP expense as a percentage of revenue	12.7%	2.3%	19.3%	42.6%	7.9%	14.3%	3.0%	19.3%	44.9%	8.7%

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Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
GAAP subscription margin	$495,367	$392,101	$1,832,677	$1,433,025
Stock-based compensation	3,542	2,560	12,652	9,076
Amortization of acquired intangible assets	911	283	2,123	1,203
Non-GAAP subscription margin	$499,820	$394,944	$1,847,452	$1,443,304

GAAP subscription margin percentage	86.9%	85.6%	86.3%	84.8%
Non-GAAP subscription margin percentage	87.7%	86.2%	87.0%	85.4%

Reconciliation of free cash flow
(in thousands)

	Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
GAAP net cash and cash equivalents provided by operating activities	$104,313	$89,966	$350,971	$273,174
Purchases of property and equipment	(8,687)	(6,042)	(33,718)	(37,426)
Capitalization of software development costs	(17,084)	(12,995)	(66,372)	(44,345)
Payment of restructuring charges	4,409	—	41,573	—
Non-GAAP free cash flow	$82,951	$70,929	$292,454	$191,403

Reconciliation of operating cash flow

(in thousands)

	Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
GAAP net cash and cash equivalents provided by operating activities	$104,313	$89,966	$350,971	$273,174
Payment of restructuring charges	4,409	—	41,573	-
Non-GAAP operating cash flow	$108,722	$89,966	$392,544	$273,174

Reconciliation of forecasted non-GAAP operating income (in thousands, except percentages)
	Three Months Ended March 31, 2024	Year Ended December 31, 2024
GAAP operating income range	($40,633)-($39,783)	($164,288)-($160,888)
Stock-based compensation	118,533	554,885
Amortization of acquired intangible assets	2,350	9,403
Acquisition related expense	1,800	4,200
Restructuring charges	950-1,100	3,800-4,400
Non-GAAP operating income range	$83,000-$84,000	$408,000-$412,000

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Reconciliation of forecasted non-GAAP net income and non-GAAP net income per share (in thousands, except per share amounts)

	Three Months Ended March 31, 2024	Year Ended December 31, 2024
GAAP net loss range	($31,002)-($29,902)	($132,816)-($128,416)
Stock-based compensation	118,533	554,885
Amortization of acquired intangible assets	2,350	9,403
Acquisition related expense	1,800	4,200
Non-cash interest expense for amortization of debt issuance costs	430	1,722
Restructuring charges	950-1,100	3,800-4,400
Income tax effects of non-GAAP items	(14,561)-(14,811)	(73,194)-(74,194)
Non-GAAP net income range	$78,500-$79,500	$368,000-$372,000

GAAP net income per basic and diluted share	($0.61)-($0.59)	($2.59)-($2.51)
Non-GAAP net income per diluted share	$1.48-$1.50	$6.86-$6.94

Weighted average common shares used in computing GAAP basic and diluted net loss per share:	50,703	51,240
Weighted average common shares used in computing non-GAAP diluted net loss per share:	53,144	53,618

HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets, non-cash interest expense for amortization of debt issuance costs, loss of equity method investment, restructuring charges, and income tax effects of non-GAAP items assume, among other things, the occurrence of no additional acquisitions, and no further revisions to stock-based compensation and related expenses.

Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. In this release, HubSpot’s non-GAAP operating income, operating margin, subscription margin, expense, expense as a percentage of revenue, net income, operating and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. Non-GAAP operating cash flow is defined as cash and cash equivalents provided by or used in operating activities plus payment of restructuring charges. Non-GAAP free cash flow is defined as cash and cash equivalents provided by or used in operating activities less purchases of property and equipment and capitalization of software development costs, plus payment of restructuring charges. Although non-GAAP operating cash flow and non-GAAP free cash flow are not residual cash flow available for our discretionary expenditures, we believe information regarding non-GAAP operating cash flow and non-GAAP free cash flow provide useful information to investors in understanding and evaluating the strength of our liquidity and provides a comparable framework for assessing how our business performed when compared to prior periods which were not impacted by restructuring charges paid from operating cash flow.

Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP

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financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude stock-based compensation, amortization of acquired intangible assets, acquisition related expenses, disposition related income, non-cash interest expense for the amortization of debt issuance costs, gain on termination of operating leases, loss on disposal of fixed assets, loss on early extinguishment of 2022 Convertible Notes, gain or impairment losses on strategic investments, gain or loss on equity method investment, and account for the income tax effects of the exclusion of these non-GAAP items. We believe investors may want to incorporate the effects of these items in order to compare our financial performance with that of other companies and between time periods:

A.
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

B.
Expense for the amortization of acquired intangible assets is excluded from non-GAAP expense and income measures as HubSpot views amortization of these assets as arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is a non-cash expense that is not typically affected by operations during any particular period. Valuation and subsequent amortization of intangible assets can also be inconsistent in amount and frequency because they can significantly vary based on the timing and size of acquisitions and the inherently subjective nature of the degree to which a purchase price is allocated to intangible assets. We believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods, for which we have historically excluded amortization expense, and to our peer companies, which commonly exclude acquired intangible asset amortization. It is important to note that although we exclude amortization of acquired intangible assets from our non-GAAP expense and income measures, revenue generated from such intangibles is included within our non-GAAP income measures. The use of these intangible assets contributed to our revenues earned during the periods presented and will contribute to future periods as well.

C.
Acquisition related expenses, such as transaction costs, retention payments, and holdback payments, and disposition related income, such as proceeds from sale of assets, are transactions that are not necessarily reflective of our operational performance during a period. We believe that the exclusion of these expenses and income provides for a useful comparison of our operating results to prior periods and to our peer companies, which commonly exclude these expenses and income.

D.

In June 2020, we issued $460 million of convertible notes due in 2025 with a coupon interest rate of 0.375%. The issuance cost of the debt is amortized as interest expense over the remaining term of the debt. We believe the exclusion of this non-cash interest expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

E.
Strategic investments consist of non-controlling equity investments in privately held companies. The recognition of gains or impairment losses can vary significantly across periods and we do not view them to be indicative of our fundamental operating activities and believe the exclusion of gains or impairment losses provides for a useful comparison of our operating results to prior periods and to our peer companies.

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F.
We made a contribution to the Black Economic Development Fund (the “investee”) managed by the Local Initiatives Support Corporation and have committed to make additional capital contributions. We account for this investment under the equity method of accounting. The proportionate share of our equity method investee's net earnings have been excluded in order to provide a comparable view of our operating results to prior periods and to our peer companies. We believe this activity is not reflective of our recurring core business operating results.

G.
Restructuring charges are related to severance, employee related benefits, facilities and other costs associated with the restructuring plan implemented in January 2023. Restructuring charges fluctuate in amount and frequency and are not reflective of our core business operating results. In addition to the restructuring charges incurred during the year ended 2023, over the next four years (into 2027), we expect to both incur incremental restructuring charges and make cash payments related to the facilities that we abandoned in 2023. The abandonment of facilities is part of the restructuring plan we authorized on January 25, 2023 and is intended to consolidate our lease space and create higher density across our workspaces. The incremental charges we expect to incur relate to continuing costs for the abandoned facilities and are expected to be in the range of $15-18 million and will be paid in cash over the next four years. We also expect to make cash payments of approximately $58.0 million in fixed rent payments for the abandoned facilities that will be made in monthly installments over the next four years for which we have taken the full P&L restructuring charge during the year ended 2023. We plan on excluding both the incremental charges and cash payments and the related restructuring cash rent payments from our non-GAAP earnings, operating cash flow, and free cash flow metrics. We believe exclusion of these charges and cash payments provides useful information to investors in understanding and evaluating the strength of earnings and liquidity and provides a comparable framework for assessing how our business performed when compared to prior periods which were not impacted by excluded restructuring charges paid from operating cash flow.

H.
The effects of income taxes on non-GAAP items reflect a fixed long-term projected tax rate of 20% to provide better consistency across reporting periods. To determine this long-term non-GAAP tax rate, we exclude the impact of other non-GAAP adjustments and take into account other factors such as our current operating structure and existing tax positions in various jurisdictions. We will periodically reevaluate this tax rate, as necessary, for significant events such as relevant tax law changes and material changes in our forecasted geographic earnings mix.

Investor Relations Contact:
Charles MacGlashing
investors@hubspot.com

Media Contact:
media@hubspot.com

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